Exhibit 3.43

Exhibit 3.43

*050102*

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of

Document Number

20120410409-93

Ross Miller Secretary of State

State of Nevada

Filing Date and Time

06/11/2012 3:29 PM

Entity Number

E0315192012-9

USE BLACK INK ONLY—DO NOT HIGHLIGHT (This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company:

(must contain approved limited-liability company wording; see instructions)

SALMON RIVER HEALTH HOLDINGS LLC

Check box if a series Limited-Liability Company

Check box if a Restricted Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)

Commercial Registered Agent: NATIONAL REGISTERED AGE. SEE ATTACHED

Name

Noncommercial Registered Agent OR Office or Position with Entity

(name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Nevada

Street Address City Zip Code

Nevada

Mailing Address (If different from street address) City Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: Manager(s) OR Member(s)

(check only one box)

5. Name and Address of each Manager or Managing Member:

(attach additional page if more than 3)

1) THE ENSIGN GROUP, INC.–SEE ATTACHED

Name

27101 PUERTA REAL SUITE 4 MISSION VIEJO CA 92691

Street Address City State Zip Code

2)

Name

Street Address City State Zip Code

3) Name

Street Address City State Zip Code

6. Effective Date and Time: (optional) Effective Date: Effective Time:

7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

DOYNA DARDON-SEE ATTACHED

Name Organizer Signature

27101 PUERTA REAL SUITE 4 MISSION VIEJO CA 92691

Address City State Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

NATIONAL REGISTERED AGENTS, INC. OF NV

6/11/2012

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date

Nevada Secretary of State NRS 86 DLLC Articles

Revised: 8-31-11

This form must be accompanied by appropriate fees.

Exhibit 3.43

Exhibit 3.43

Articles of Organization

(PURSUANT TO NRS CHAPTER 86)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 86 Form and all additional managers and organizers

ENTITY NAME: SALMON RIVER HEALTH HOLDINGS LLC

FOREIGN NAME TRANSLATION: Not Applicable

REGISTERED AGENT NAME: NATIONAL REGISTERED AGENTS, INC. OF NV

STREET ADDRESS: Not Applicable

MAILING ADDRESS: Not Applicable

ADDITIONAL Managers or Managing Members

Name: THE ENSIGN GROUP, INC.

Address: 27101 PUERTA REAL SUITE

450

City: MISSION VIEJO

State: CA

Zip Code: 92691

ADDITIONAL Organizers

Name: DOYNA DARDON

Address: 27101 PUERTA REAL SUITE

450

City: MISSION VIEJO

State: CA

Zip Code: 92691

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE

BUSINESS LICENSE APPLICATION OF: ENTITY NUMBER

SALMON RIVER HEALTH HOLDINGS LLC E0315192012-9

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF JUN, 2014 TO JUN, 2015

*100401*

Filed in the office of

Document Number

20140485623-05

Ross Miller Secretary of State State of Nevada

Filing Date and Time

07/03/2014 11:35 AM

Entity Number

E0315192012-9

(This Document was filed electronically)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY-DO NOT HIGHLIGHT

**YOU MAY FILE THIS FORM ONLINE AT www.nvsllverflume.gov**

Return one file stamped copy. (if filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED.

2.	If there are additional managers or managing members, attach a list or them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list far the previous year.

4. State business license fee is $200.00 Effective 2/1/2010, $100 00 must be added for failure to file form by deadline.

5.	Make your check payable to the Secretary of State

6. Ordering Copies: if requested above, one file stamped copy will be returned at no additional charge To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7. Return the completed form to; Secretary of State, 202 North Carson Street. Carson City. Nevada 89701-4201. (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW NRS 76.020 Exemption Codes

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code:

001—Governmental Entity

005-Motion Picture Company

006—NRS 680B.020 Insurance Co.

NOTE: If claiming an exemption a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result In rejection, which could result in late fees.

NAME

CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

27101 PUERTA REAL SUITE 400, USA MISSION VIEJO CA 92691

NAME

MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

NAME MANAGER OR MANAGING MEMBER

ADDRESS CITY STATE ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent Intent of concealing the Identity of any person or persons exercising the power or authority of a manager or managing member In furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239,330, it is a category C felony to knowingly offer any false or forged instrument for tiling in the Office of the Secretary of State.

WILLIAM WAGNER Title Date

CHIEF FINANCIAL OFFICER 7/3/2014 11:35: 17 AM

Signature of Manager, Managing Member or Other Authorized Signature Nevada Secretary of State List ManorMem Revised: 8-8-13